Exhibit 8.1
List of subsidiaries of Petróleo Brasileiro S.A.—Petrobras

	Total	Voting	Country of
Subsidiary Companies	Capital	Capital	Incorporation	Activity
Petrobras Química S.A.—Petroquisa and subsidiaries	100.00	100.00	Brazil	Petrochemical
Petrobras Distribuidora S.A.—BR and subsidiaries	100.00	100.00	Brazil	Distribution
Braspetro Oil Services Company—Brasoil and subsidiaries	100.00	100.00	Cayman Islands	International operations
Braspetro Oil Company—BOC and subsidiaries(1)	99.99	99.99	Cayman Islands	International operations
Petrobras Internacional Braspetro B.V.—PIBBV and subsidiaries	100.00	100.00	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda.—PCEL	99.00	99.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A.—e-Petro and subsidiary	99.95	99.95	Brazil	Corporate
Petrobras Gás S.A.—Gaspetro and subsidiaries	99.95	99.99	Brazil	Gas transportation
Petrobras International Finance Company—PifCo and subsidiaries	100.00	100.00	Cayman Islands	International Commercialization and Financing
Petrobras Transporte S.A.—Transpetro and subsidiary	100.00	100.00	Brazil	Transportation
Downstream Participações S.A. and subsidiary	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands BV—PNBV and subsidiaries	100.00	100.00	The Netherlands	Exploration and Production
FAFEN Energia S.A.	100.00	100.00	Brazil	Energy
5283 Participações Ltda	100.00	100.00	Brazil	Energy
Fundo de Investimento Imobiliário RB Logística—FII	99.00	99.00	Brazil	Corporate
Baixada Santista Energia Ltda	100.00	100.00	Brazil	Energy
Sociedade Fluminense de Energia Ltda.—SFE	100.00	100.00	Brazil	Energy
Termorio S.A.	100.00	100.00	Brazil	Energy
Termoceará Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Comercialização de Energia Ltda.	100.00	100.00	Brazil	Energy
Ternoaçu S.A.	72.10	72.10	Brazil	Energy
Termobahia Ltda.	31.00	31.00	Brazil	Energy
Ibiritermo S.A.	50.00	50.00	Brazil	Energy
Usina Termelétrica de Juiz de Fora	100.00	100.00	Brazil	Energy

	Total	Voting	Country of
Special Purpose Entities Consolidated According to FIN 46(R)(*)	Capital	Capital	Incorporation	Activity
Albacora Japan Petroleum Limited Company	0.00	0.00	Brazil	Exploration and Production
Barracuda e Caratinga Holding Company B.V.	0.00	0.00	Cayman Islands	Exploration and Production
Companhia Petrolífera Marlim	0.00	0.00	Brazil	Exploration and Production
NovaMarlim Petróleo S.A.	0.00	0.00	Brazil	Exploration and Production
Cayman Cabiunas Investments Co. Ltda.	0.00	0.00	Cayman Islands	Exploration and Production
Companhia De Desenvolvimento e Modernização de Plantas Industriais—CDMPI	0.00	0.00	Brazil	Exploration and Production
Companhia Locadora de Equipamentos Petrolíferos S.A.—CLEP	0.00	0.00	Brazil	Exploration and Production
PDET Offshore S.A.	0.00	0.00	Brazil	Exploration and Production
Companhia de Recuperação Secundária	0.00	0.00	Brazil	Exploration and Production
Nova Transportadora do Nordeste S.A.	0.00	0.00	Brazil	Transportation
Nova Transportadora do Sudeste S.A.	0.00	0.00	Brazil	Transportation
Gasene Participações Ltda.	0.00	0.00	Brazil	Transportation
Manaus Geração Termelétrica Participações Ltda.	0.00	0.00	Brazil	Energy
Blade Securities Limited	0.00	0.00	Brazil	Corporate
Codajás Coari Participações Ltda.	0.00	0.00	Brazil	Transportation
Charter Development—CDC	0.00	0.00	USA	Exploration and Production
Companhia Mexilhão do Brasil	0.00	0.00	Brazil	Exploration and Production
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras—FIDC-NP (2)	0.00	0.00	Brazil	Corporate

(1)	Braspetro Oil Company (BOC) exercised its option to purchase all the shares of EVM Leasing Co on June 18, 2007 (See Note 14 of our audited consolidated financial statements for the year ended December 31, 2007). EVM Leasing Co. has been consolidated according to ARB 51, commencing June 2007. Consolidated according to FIN 46(R), commencing December 31, 2003 until May 2007.

(2)	At December 31, 2007, the Company had amounts invested in the Petrobras Group’s Non-Standardized Credit Rights Investment Fund (FIDC-NP). This investment fund is predominantly intended for acquiring credit rights, performed and/or non-performed, of operations carried out by companies in the Petrobras System, and aims to optimize the financial management of the funds of the Company.

(*)	Termétrica Nova Piratininga Ltda. is not included in the audited consolidated financial statements as of December 31, 2007, due to the dissolution of the Piratininga Consortium.
List of subsidiaries of Petrobras International Finance Company

	Total	Voting	Country of
Subsidiary Companies	Capital	Capital	Incorporation	Activity
Petrobras Europe Limited—PEL	100.00	100.00	United Kingdom	Trading Agent and Marketing Advisor
Petrobras Finance Limited—PFL	100.00	100.00	Cayman Islands	International Commercialization
BEAR Insurance Company Limited	100.00	100.00	Bermuda	Insurance
Petrobras Singapore Private Limited	100.00	100.00	Singapore	International Commercialization